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                                                                   EXHIBIT 10(h)

                       [DETREX CORPORATION LETTERHEAD]

                                           March 23, 1993

Mr. Anthony Porter
9750 Allen Road
Allen Park, MI 48101

Dear Tony:

        Enclosed please find a revised Offer of Employment. I certainly hope you join us in rebuilding this company. I know that you will make a fine addition to the Detrex Team. Detrex Corporation hereby tenders the following Offer of Employment to you:

  POSITION:         Division General Manager

  SALARY:           $90,000 base per year, payable every other week.

  SIGNING BONUS:    Payment of $5,000.00 signing bonus on day of start.

  AUTOMOBILE:       In lieu of a company car, your base pay will be
                    increased by $6,000 as a permanent car allowance. The
                    Company will reimburse you for use of your personal vehicle on company business at 28 cents per mile.

  BONUS: You will be a participant in the Executive Performance Bonus Plan - that program has not yet been finalized. Minimum Guarantee for part year 1993 = $10,000.00.

  MEDICAL BENEFITS: Company and employee paid medical and hospitalization coverage is effective the first day of employment. You have a choice of two health care organizations. Blue Care Network is offered with a payroll deduction of $41.59 per pay day. CIGNA is also offered with a payroll deduction of $23.08 per pay day.

  LIFE INSURANCE:   $5,000 term life insurance is company paid. Voluntary
                    $10,000 term life insurance is offered at a payroll deduction of $6.00 per month. We also offer $100,000
                    Travelers life insurance at a payroll deduction of $60.00 per month.

  PENSION PLAN:     Full vesting occurs after five (5) full years of
                    employment.

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                                                              DETREX CORPORATION

Anthony Porter                        -2-                         March 23, 1993

EXPENSES:            All company/business expenses are reimbursed by the
                     company upon submission of appropriate documentation.

DOCUMENTS:           You will be expected to complete an employment application form.

REPORTING:           Initially, you will report directly to the President and
                     CEO of Detrex Corporation. No later than June 1993, you will report to the "To Be Named" Chemical Group Vice
                     President.

TIMING:              Employment will begin as soon as you are available.

RESPONSIBILITIES:    You will be an employee of Detrex Corporation and will be
                     based in Southeastern Michigan. You may have an interim
                     2-3 month (maximum) assignment out-of-state to assist in getting a troubled division "on line".

SEVERANCE:           Three months of severance will be provided during your
                     first year of service with the Company. This will be increased by one month per year thereafter to a maximum of 12 months.

    If you wish to accept this offer, please sign below and return with the other documents requested.

                                  Sincerely yours,

                                  /s/ Joseph L. Wenzler
                                  Joseph L. Wenzler
                                  President

Accepted By: /s/ Anthony E. Porter
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Dated: 4/20/93
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